EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AVI BioPharma, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, K. Michael Forrest, as Chief Executive Officer of the Company, and Mark M. Webber, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge,:

                    (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ K. Michael Forrest
K. Michael Forrest
Chief Executive Officer
AVI BioPharma, Inc.
May 10, 2007

/s/ Mark M. Webber
Mark M. Webber
Chief Financial Officer and Chief Information Officer
AVI BioPharma, Inc.
May 10, 2007

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

See also the certification pursuant to Sec. 302 of the Sarbanes-Oxley Act of 2002, which is also attached to this Report.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AVI BioPharma, Inc. and will be retained by AVI BioPharma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.